Exhibit 10.18
PROMISSORY NOTE
THIS PROMISSORY NOTE (“Note”), effective on December 8, 2021 (“Effective Date”), is by and between Silvaco, Inc., with offices located at 2811 Mission College Blvd, 6th Floor, Santa Clara, CA 95054 (“Borrower”), and Kipee International, Inc., with offices located at 2811 Mission College Blvd, 6th Floor 6, Santa Clara, CA 95054 (“Lender”).
WHEREAS, subject to the terms and conditions of this Note, Lender is willing to provide Borrower with the Loan Amount, and Borrower wishes to accept such Loan Amount from Lender.
NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the parties hereby agree as follows:
1.Loan Amount; Interest. Effective on the Effective Date, the principal sum of Five Hundred Thousand Dollars US Dollars (US$500,000) (“Loan Amount”), with interest accruing on the unpaid balance at a rate of three-point two five percent (3.25%) percent per annum (3.25% + 0 points), will be provided to Borrower by Lender under this Note.
2.Payments. The total outstanding balance of the Note, including all accrued interest and late fees, is due in full on July 1, 2022 (“Due Date”).
2.1Installments. Borrower shall pay Lender the monthly principal and interest in the amount of eighty-four thousand one hundred twenty-five dollars and 04 cents ($84,125.04). Any remaining outstanding balance shall be due on the Due Date.
3.Security. The parties agree that no security is provided for the Note under this Agreement.
4.Interest Due on Default. In the event Borrower fails to pay the Note in full on the Due Date, the unpaid principal shall accrue interest at the maximum rate then-allowed by law, until Borrower is no longer in default.
5.Allocation of Payments. Payments shall be credited as follows: (i) any late fees due, (ii) interest, and (iii) principal.
6.Pre-payment. Borrower may pre-pay this Note without penalty.
7.Acceleration. If Borrower is in default under this Note or materially breaches any provision of this Note, and such breach is not cured within the time required by law after written notice of such breach, Lender may, at Seller’s discretion, require all outstanding sums owed on this Note to be immediately due and payable.
8.Attorneys’ Fees and Costs. Borrower shall pay all costs incurred by Lender in collecting any amounts due under this Note resulting from a default, including reasonable attorneys’ fees. If either party initiates legal proceedings to enforce this Note or to obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be

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entitled to recover from the non-prevailing party, its reasonable attorneys’ fees and costs (collectively, “Expenses”) incurred in such proceeding (including Expenses incurred in any bankruptcy proceeding or appeal).
9.Waiver of Presentments. Borrower waives presentment for payment, notice of dishonor, protest and notice of protest.
10.Non-Waiver. No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.
11.Severability. If any provision herein is determined by a court of competent jurisdiction to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.
12.Integration. There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by a written agreement signed by Borrower and Lender.
13.Conflicting Terms. The terms of this Note shall control over any conflicting terms in any agreement or document agreed to in writing by the parties after the Effective Date.
14.Notice. Any notices required or permitted to be given hereunder shall be given in writing and shall be effective upon (i) delivery, if in person, (ii) upon receipt, if by email, (iii) five (5) business days, if by certified mail, postage prepaid, return receipt requested, or (iv) two (2) business days, if by commercial overnight courier, next day delivery guarantee. Such notices shall be made to the parties at the addresses specified herein.
15.Co-Signer. The parties agree there is no co-signer for this Note.
16.Principal. Borrower hereby executes this Note as a principal and not as a surety.
17.Governing Law. This Note shall be governed by the laws of the State of California, without reference to provisions on conflicts of law.

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IN WITNESS WHEREOF, the parties hereto have executed this Note on the date(s) below.

Lender’s Signature	/s/ Katherine Pesic

Print Name	Katherine Pesic

Date:	12/8/2021

Borrower’s Signature	/s/ Greg Swyt

Print Name	Greg Swyt

Date:	12/8/2021

Witness Signature	/s/ Jay Baret

Print Name	Jay Baret

Date:	12/8/2021

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Amendment to Promissory Note
This amendment to promissory note (“Amendment”), effective as of April 18, 2022, is by and between Silvaco, Inc. (“Silvaco”), Kipee International, Inc. (“Kipee”) and Katherine Ngai Pesic (“Pesic”).
Whereas, Silvaco and Kipee entered into a promissory note, effective December 8, 2021 (the “Note”) pursuant to which Kipee agreed to loan the Loan Amount to Silvaco.
Whereas, due to a clerical error, the Note was incorrectly drafted to be between Kipee and Silvaco rather than Pesic and Silvaco.
Whereas, Silvaco, Pesic and Kipee agree that the rights and obligations of Kipee under the Note have been enjoyed and undertaken by and were intended to flow to Pesic and not Kipee.
Whereas, Pesic agrees that she has enjoyed and undertaken such rights and obligations, intended to do so prior to the Effective Date and agrees to continue doing so.
Whereas, capitalized terms used herein but not defined shall have the meanings ascribed to them in the Note.
Now, therefore, the parties agree as follows:
1.All references in the Note to Kipee International, Inc. or Lender shall refer to Pesic.
2.Except as expressly modified by this amendment, all terms and conditions of the Note shall remain in full force and effect.

Silvaco, Inc.	Kipee International, Inc.	Kathy Pesic

/s/ Babak Taheri	/s/ Katherine Pesic	/s/ Katherine Pesic
Name: Babak Taheri	Name: Kathy Pesic	Name: Kathy Pesic
Date: 04/19/2022	Date: 04/21/2022	Date: 04/21/2022